UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2008

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued  Listing Rule or Standard; Transfer of Listing

On October 1, 2008, Overland Storage, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with the requirement of Nasdaq Marketplace Rule 4450(a)(5) for continued inclusion on the Nasdaq Global Market as a result of the closing bid price for the Company’s common stock being below $1.00 for 30 consecutive business days. This notification has no effect on the listing of the Company’s common stock at this time.

The Nasdaq Marketplace Rules provide the Company with 180 calendar days, or until March 30, 2009, to regain compliance, which will require a closing bid price for the Company’s common stock above $1.00 for a minimum of 10 consecutive business days. If the Company does not comply with Marketplace Rule 4450(a)(5) by March 30, 2009, the Company may be eligible to have the listing of its shares transferred to the Nasdaq Capital Market, if on such date the Company meets the initial listing requirements for the Nasdaq Capital Market, other than the minimum bid price.  If the Company were eligible to and determined to transfer its listing to the Nasdaq Capital Market, the Company would have an additional period of 180 days to regain compliance with the minimum bid price requirement for a period of at least 10 consecutive business days.  Alternatively, the Company could appeal a delisting determination to a Nasdaq Listing Qualifications Panel and thereby attempt to retain its listing on the Nasdaq Global Market.

On October 3, 2008, the Company issued a press release disclosing the receipt of the notification letter from Nasdaq.

On October 1, 2008, the Company filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement on Schedule 14A for the Company’s annual meeting of shareholders scheduled for December 9, 2008, which preliminary proxy statement includes a proposal to authorize the Board of Directors, in its discretion, to effect a reverse stock split of the Company’s common stock at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the Board of Directors.  The Board of Directors believes that by reducing the number of shares of common stock outstanding through a reverse stock split, the per share price of the common stock will, upon such reduction, proportionately increase, permitting the Company to regain compliance with the requirement that its common stock have a minimum bid price of $1.00 to remain listed on the Nasdaq Global Market.  There is no assurance however that the shareholders will approve such proposal, or that if they do, implementation of a reverse stock split will succeed in achieving and maintaining the required $1.00 minimum bid price, or that the Company will continue to meet the other applicable Nasdaq continued listing requirements.

Shareholders are urged to read the definitive proxy statement when it is available because it will contain important information.  Shareholders of record as of October 15, 2008 will receive the definitive proxy statement by mail, and all investors will be able to obtain the definitive proxy statement, when it is available, for free at the SEC’s website at www.sec.gov or by contacting the Company’s Chief Financial Officer at 858-571-5555.

This Form 8-K includes forward-looking statements that reflect management’s current views of future events including statements regarding the Company’s ability to comply with the minimum bid price requirements under the Nasdaq Marketplace Rules. Actual results may differ materially from the forward-looking statements due to a number of important factors, including, but not limited to, whether the Company’s shareholders will approve a reverse stock split, whether implementation of such a reverse stock split will cause the Company’s common stock to maintain a closing bid price of $1.00 per share or higher for a minimum of 10 consecutive trading days and risks relating to the Company’s ability to comply with other Nasdaq continued listing requirements. Other risks affecting the Company are detailed from time to time in the Company’s periodic reports filed with the SEC. These forward-looking statements speak only as of the date of filing of this Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of filing of this Form 8-K.

Item 8.01.	Other Information

See disclosure regarding the reverse stock split proposal in Item 3.01 of this report, which disclosure contains soliciting material pursuant to Rule 14a-12 of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

	(d)	Exhibits

	99.1	Press release dated October 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: October 3, 2008		/s/ Kurt L. Kalbfleisch
	By:	Kurt L. Kalbfleisch
Vice President of Finance and CFO